Exhibit 99.1

Eagle Bulk Shipping Inc. Prices Common Stock Offering and Concurrent Registered Direct Offering

STAMFORD, CT, December 18, 2020 (GLOBE NEWSWIRE) — Eagle Bulk Shipping Inc. (NASDAQ: EGLE) (“Eagle Bulk” or the “Company”), one of the world’s largest owner-operators within the Supramax / Ultramax drybulk segment, today announced the pricing of its public offering of common stock and its concurrent registered direct offering. The offerings are being made pursuant to the Company’s registration statement (including a prospectus and related prospectus supplements for the offerings). The Company agreed to sell 290,055 shares of its common stock to the underwriters in the underwritten public offering and 1,091,160 shares of its common stock to certain funds and accounts for which GoldenTree Asset Management LP, an investment manager of current shareholders of the Company, serves as investment manager, in the concurrent registered direct offering, each at a public offering price of $18.10 per share. Total gross proceeds from the offerings will be approximately $25 million. The offerings are expected to close on December 22, 2020, each subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offerings to finance the acquisition of modern Ultramax vessels and/or general corporate purposes. In connection with the underwritten public offering, the Company granted the underwriters a 30-day option to purchase 32,890 additional shares of the Company’s common stock.

DNB Markets, Inc., and Fearnley Securities are acting as joint book runners for the underwritten public offering.

The common stock was offered pursuant to a shelf registration statement that was previously filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”). The offerings were made only by means of prospectus supplements and an accompanying prospectus. Copies of the prospectus supplements and accompanying prospectus were filed with the SEC and are available on the SEC’s website, www.sec.gov. Alternatively, copies of the prospectus supplement relating to the underwritten public offering and accompanying prospectus may be obtained from DNB Markets, Inc., Attention: Legal Department 200 Park Avenue, 31st Floor, New York, NY 10166 or Fearnley Securities, Inc., 880 Third Avenue, 16th Floor, New York, New York 10022, Attention: Legal Department.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction. These securities will be offered only by means of a prospectus, including a prospectus supplement relating to the shares of common stock, meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Eagle Bulk Shipping Inc.

Eagle Bulk is a U.S. based fully integrated shipowner-operator providing global transportation solutions to a diverse group of customers including miners, producers, traders, and end users. Headquartered in Stamford, Connecticut, with offices in Singapore and Copenhagen, Denmark, Eagle Bulk focuses exclusively on the versatile mid-size drybulk vessel segment and owns one of the largest fleets of Supramax/Ultramax vessels in the world. The Company performs all management services in-house (including: strategic, commercial, operational, technical, and administrative) and employs an active management approach to fleet trading with the objective of optimizing revenue performance and maximizing earnings on a risk-managed basis. For further information, please visit our website: www.eagleships.com.

Disclaimer: Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements include, without limitation, statements related to the consummation and the anticipated use of proceeds of the offerings described herein.

The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter hire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in vessel operating expenses, including drydocking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements, charter contracts, and other agreements on a timely basis, potential liability from future litigation, the duration and impact of the novel coronavirus pandemic, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

Risks and uncertainties are further described in reports filed by Eagle Bulk with the SEC, including our 2019 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

CONTACT

Company Contact:

Frank De Costanzo

Chief Financial Officer

Eagle Bulk Shipping Inc.

Tel. +1 203-276-8100

Email: investor@eagleships.com

Media:

Rose and Company

Tel. +1 212-359-2228

2